ENERGY CONVERSION DEVICES NAMES WILLIAM C. “KRISS” ANDREWS
INTERIM CHIEF FINANCIAL OFFICER

ROCHESTER HILLS, Mich. March 22, 2010 – Energy Conversion Devices, Inc. (ECD) (Nasdaq: ENER), the leading global manufacturer of thin-film flexible solar laminate products for the building-integrated and commercial rooftop markets, today announced that William C. “Kriss” Andrews, 57, has been named interim Chief Financial Officer, effective April 5. He succeeds Harry W. Zike, 55, who has resigned for personal reasons and will remain to facilitate a smooth transition.

Mark Morelli, ECD’s president and CEO, said, “Kriss Andrews is a proven leader with more than 35 years of financial, accounting and management experience, including serving as interim CFO of a publicly traded company and the CFO for large divisions of other publicly traded companies. Kriss’s particular expertise in helping companies return to growth and profitability will be especially valuable as we continue to evolve our business model increasingly toward project development activities.”

Mr. Andrews stated, “I’m thrilled to be joining ECD at such an exciting and challenging time in the global solar industry. ECD’s long heritage as a solar innovator and proven leadership in the building-integrated, rooftop and project-development markets gives me confidence in the company’s growth opportunities. I look forward to working with the management team as we turn that goal into a reality.”

Prior to joining ECD, Andrews spent 12 years at global business advisory firm BBK Ltd., where he was most recently a Senior Managing Director and co-lead of the firm’s North American automotive practice. At BBK, Mr. Andrews advised clients on numerous complex financial transactions and operational improvements, served as a client’s interim CFO, and served for two years on the firm’s Executive Committee. Mr. Andrews also served as Vice President of Finance for Philip Services Corporation’s By-Products Recovery Group, and before that as General Manager at two groups within Rollins Environmental Services. He also spent 13 years serving GATX Corporation in multiple financial positions, including CFO of two of its largest subsidiaries.

“We want to thank Harry for his many contributions to ECD during his tenure with the company,” added Mr. Morelli. “It’s been a privilege to have helped steer ECD through a pivotal time in its history,” said Mr. Zike. “I am confident that the company is heading in the right direction, and I want to thank my colleagues for their support.”

About Energy Conversion Devices
Energy Conversion Devices, Inc. is the leader in building integrated and commercial rooftop photovoltaics, one of the fastest growing segments of the solar power industry. The company manufactures and sells thin-film solar laminates that convert sunlight to energy using proprietary technology. ECD's UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world efficiency. ECD also pioneers other alternative technologies, including a new type of nonvolatile digital memory technology that is significantly faster, less expensive, and ideal for use in a variety of applications such as cell phones, digital cameras and personal computers. For more information, please visit http://www.energyconversiondevices.com/.

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to successfully integrate the acquisition of Solar Integrated Technologies; our ability to maintain our customer relationships; the worldwide demand for electricity and the market for solar energy; the supply and price of components and raw materials for our products; and our customers' ability to access the capital needed to finance the purchase of our products. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release.

Contact:
Mark Trinske, Vice President
Investor Relations & Communications
(248) 299-6063